Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule dated November 13, 2025 relating to the Common Stock, $0.00015 par value, of PDF Solutions, Inc. shall be filed on behalf of the undersigned.

NEEDHAM INVESTMENT MANAGEMENT L.L.C. By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC By: /s/ James W. Giangrasso___________________ Name: James W. Giangrasso Title: Authorized Person NEEDHAM AGGRESSIVE GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM SMALL CAP GROWTH FUND By: /s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

GEORGE A. NEEDHAM By: /s/ George A. Needham